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                                                                    Exhibit 10.6

                         SEVERANCE AGREEMENT AND RELEASE
                         -------------------------------

         THIS SEVERANCE AGREEMENT AND RELEASE ("Agreement") is made as of November 20, 1998 between Rock Financial Corporation, a Michigan corporation (the "Company"), and Steven Stone ("Mr. Stone"). The Company and Mr. Stone are sometimes referred to together as the "Parties" and individually as a "Party".

                                 R E C I T A L S
                                 ---------------

         A.       Mr. Stone is the President and a director of the Company.

         B. Mr. Stone wishes to resign from all of his positions with the Company and to settle and resolve all actual and potential claims against the Company and its affiliates in accordance with this Agreement.

         C. The Company wishes to accept Mr. Stone's resignation and to settle and resolve all actual and potential claims against Mr. Stone in accordance with this Agreement.


         THEREFORE, the Parties agree as follows:

         1. Termination of Mr. Stone's Employment. Effective as of the date of this Agreement (the "Effective Date"), Mr. Stone resigns from all of his positions with the Company, the Rock Financial Corporation 401(k) Savings Plan (the "401(k) Plan"), subject to Section 5(b), and all of its other employee benefit plans, including the following: President and a director of the Company. From the Effective Date through six months after the Effective Date, Mr. Stone will answer reasonable inquiries from the Company during business hours regarding aspects of the Company's business affairs of which he has knowledge and which occurred during his employment.

         2.       Additional Compensation.

                  (a) Cash Payments. On the Company's next regular payroll date following the Effective Date, but in any event within five business days after the Effective Date, the Company will pay Mr. Stone by check, $112,500, less normal withholding for federal, state, city and other taxes to the extent such taxes are required to be withheld under applicable law.

                  (b) Stock Compensation Matters. As of the Effective Date and solely for purposes of the Stock Option Agreement, granted December 28, 1996, between the Company and Mr. Stone (the "1996 Option"), and the Stock Option Agreement, granted May 6, 1998, between the Company and Mr. Stone (the "1998 Option"), Mr. Stone shall be deemed to cease to be an employee of the Company because of termination by the Company without "cause" (as defined in the 1996 Option and the 1998 Option), and, therefore, subject to Section 2(d) of the 1996 Option and the 1998 Option, the Option (as defined in the 1996 Option and the 1998 Option) shall expire three years after the Effective Date.


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         (c)      Medical and Dental Benefits. The Company will provide Mr.
Stone with his current Company health insurance coverage (including medical and dental coverage) for one year after the Effective Date, and the Company shall bear the costs of such coverage, which shall be paid directly to the carrier or provider. Thereafter, the Company will provide Mr. Stone with the opportunity to continue his current Company health insurance coverage (including medical and dental coverage) pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for an additional 18 months. If he elects to continue such insurance, he will pay the cost of any such insurance, including any premiums relating to such insurance.

         (d) Termination of Employment Agreement. As of the Effective Date, the Employment Agreement, between Mr. Stone and the Company, dated as of June 27, 1994, as amended, including by the Amendment to Employment Agreement, dated as of December 28, 1996, and the Second Amendment to Employment Agreement, dated as of February 18, 1998 (the ""Employment Agreement"), is terminated and cancelled and shall be of no further force or effect, except for Sections 4A, 4B, 4C and 4D of the Employment Agreement, as amended, which shall continue in full force and effect for three years after the Effective Date. The definition of "Covenant Period" in Section 4B of the Employment Agreement shall be amended to mean "during the Term and continuing for a period of three years thereafter." Notwithstanding the foregoing, beginning one year after the Effective Date, Mr. Stone shall be permitted to operate a mortgage company (the "Entity") subject to the following restrictions:

         (i) He must own at least 25% of the equity interests in the Entity.

         (ii) None of the other investors in the Entity shall have any connection with any other company engaged in the business of originating, buying or selling mortgage loans, including as owners, operators, employees or lenders, except that an investor in the Entity may own, for investment purposes only, less than 5% of the stock of any publicly-traded entity whose stock is either listed on a national stock exchange or is quoted on The Nasdaq National Market if such investor is not otherwise affiliated with such entity.

         (iii) The Entity shall employ no persons (in any capacity, including as consultants) who were employed by the Company within one year prior to the date of their employment by the Entity, except as otherwise agreed in advance, in writing by the Company's Chief Executive Officer. If Mr. Stone makes a written request for such an exception, the Company shall respond within seven business days after it receives the request.

         (e) No Other Payments or Benefits. Except as to Mr. Stone's salary through the Effective Date and reimbursements for any expenses of Mr. Stone incurred through the Effective Date based upon the Company's standard expense reimbursement program, both of which (to the extent the reimbursement requests have been submitted by the Effective Date) shall be paid by Company to Mr. Stone on the Company's next applicable payroll date after the Effective Date, Mr. Stone will not be entitled to any other payments or benefits whatsoever, including participation after the Effective Date in the 401(k) Plan, subject to
Section 5(b). For no purpose (including 401(k) Plan contributions, vacation benefits, or other benefits) shall the




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payments and benefits described in this Section 2 be considered salary to Mr.
Stone or be deemed to continue his employment beyond the Effective Date.

         (f) Taxes. The Company will withhold from the cash payments described in Section 2(a) normal withholding for federal, state, city and other taxes to the extent such taxes are required to be withheld under applicable law.

    3.   Confidentiality.

         (a) Return of Materials. Mr. Stone represents and warrants that to the best of his knowledge he has returned to the Company all confidential materials of the Company and files of the Company over which he exercises any control.

         (b) Enforceability. Sections 2(d) and 3(a) are intended, among other things, to protect the confidential information of the Company and its employees. If for any reason a court determines that any part of Section 2(d) or this Section 3 is unreasonable in scope or otherwise unenforceable, such provisions will be modified and fully enforceable, as so modified, to the maximum extent the court determines lawful and enforceable under the circumstances.

    4. Termination of Prior Agreements; Unemployment Compensation. Except as set forth in Section 2(d), this Agreement supersedes all prior understandings and agreements between the Parties (written or otherwise). Mr. Stone acknowledges that he is not entitled to any severance or termination payments whatsoever in connection with the termination of his employment with the Company, except as otherwise provided in Section 2. Mr. Stone agrees that his resignation is voluntary, that he is not entitled to unemployment compensation and that he will not seek or obtain unemployment compensation based upon his termination of employment with the Company.

    5.   Release.

         (a) Release. In consideration of, and in reliance on, the Company entering into this Agreement and agreeing to the terms and conditions of this Agreement, including the additional compensation provided in Section 2, which Mr. Stone acknowledges as being adequate, Mr. Stone hereby unconditionally releases and forever discharges the Company and its divisions, components, employees, officers, directors, shareholders, affiliates, agents, trusts, partnerships, attorneys and successors and assigns from, and hereby waives, any and all causes of action, suits, damages, claims, demands and liability whatsoever which Mr. Stone ever had or now has against the Company, directly or indirectly, which is now existing or which may hereafter arise between them, directly or indirectly, by reason of any facts existing on or prior to the Effective Date, whether known or unknown, except for the Company's violation of this Agreement or as to any claims arising from Section 10, and specifically including, but not limited to, any and all claims relating to Mr. Stone's employment with the Company or any of its affiliates and the termination of such employment (including severance pay, vacation pay, and all other forms of pay and benefits), and specifically including any and all claims for defamation, wrongful discharge, breach of contract, negligence and other tort actions, and/or discrimination,



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harassment and/or retaliation on account of sex, sexual orientation, race, color, religion, marital status, handicap, height, weight, national origin, or any other classification recognized under the common law of the State of Michigan, local law and/or ordinances, and the civil rights statutes, and specifically including any and all claims arising under or in connection with Title VII of the Civil Rights Act of l964; the Rehabilitation Act of 1973; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Family and Medical Leave Act of 1993; the Elliott-Larsen Civil Rights Act; the Michigan Handicappers' Civil Rights Act; the Michigan Whistleblower's Protection Act; the Fair Labor Standards Act; 42 USC 1981, l985, l986, l988; 29 USC 62l; any amendments to such statutes, all other federal, state or local laws, the common law of the State of Michigan, and any actions based upon injuries on the job. Mr. Stone understands and agrees that this is a total and complete release and waiver by Mr. Stone of all claims which Mr. Stone has or may have against the Company or any of its affiliates by reason of any facts existing on or prior to the Effective Date, both known and unknown, even though there may be facts and consequences of facts which are unknown to Mr. Stone and/or the Company. Mr. Stone further agrees that he has suffered no work related injury or illness, and that he has been properly paid all his past wages and benefits, including overtime earnings and vacation pay as of this date. Mr. Stone shall not bring suit or make a claim or charge in any manner with respect to any claim released under this Agreement.

          (b) Benefit Plans. Mr. Stone is not releasing any rights he may have to benefits arising under the 401(k) Plan; provided, that Mr. Stone acknowledges that he will no longer be an employee of the Company as of the Effective Date and, therefore, is not entitled to future contributions to the 401(k) Plan on his behalf on or after the Effective Date, except to the extent the 401(k) Plan provides for employer contributions to the 401(k) Plan allocable to Mr. Stone and related to his employment with the Company before the Effective Date.

    6. Remedies. Mr. Stone's undertakings and provisions under this Agreement are related to matters which are of a special and unique character, and a violation of any of the terms of this Agreement will cause irreparable injury, the amount of which will be difficult, if not impossible, to determine and cannot be adequately compensated by monetary damages alone. Therefore, if Mr. Stone breaches or threatens to breach any of the terms of this Agreement, in addition to any other remedies that may be available under this Agreement, applicable law or equity, the Company will be entitled, as a matter of course, to specific performance, an injunction, a restraining order, or any other equitable relief from any court of competent jurisdiction, requiring compliance with this Agreement or restraining any violation or threatened violation of any such terms by Mr. Stone or by such other persons as the court may order; provided Mr. Stone has at least seven days prior notice from Company in writing of such alleged violation and the Company posts a bond in the amount determined by the applicable court with respect to any injunctions or restraining orders.

    7.   Miscellaneous.

         (a) Successors. This Agreement will be binding upon the Parties and their respective successors, assigns, heirs, executors and administrators.



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        (b)       Governing Law and Forum. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the Parties arising out of, or relating to, this Agreement (regardless of the laws that might otherwise govern under applicable Michigan principles of conflicts of law). The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Oakland shall have exclusive jurisdiction over any case or controversy arising out of, or relating to, this Agreement and that all litigation arising out of, or relating to, this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Oakland County (Michigan) Circuit Court. Each of the Parties consents to be subject to personal jurisdiction of the courts of Michigan, including the federal courts in Michigan.

         (c) Counterparts. This Agreement may be signed in counterparts, both of which together will be deemed an original of this Agreement.

         (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement; this Agreement may be amended only by a written instrument executed by both Parties.

         (e) Legal Fees; Damages for Breach. The prevailing Party in any action under this Agreement will be entitled to recover from the other Party, in addition to any other relief provided by law, such costs and expenses as may be incurred by the prevailing Party (including court costs and reasonable attorneys' fees) in connection with enforcing, defending or establishing the applicability or validity of this Agreement (including investigating and responding to any demand or claim) and in prosecuting any counterclaim or cross-claim based thereon. Each Party shall be liable to the other Party for any damages (including costs and reasonable attorneys' fees) resulting from any breach of this Agreement by such Party. The rights and remedies set forth in this Section 7(e) are in addition to rights and remedies otherwise available to the Parties under any applicable agreement between the Parties or applicable law (including injunctive or other equitable relief).

         (f) Severability. The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or unenforceable under applicable law, such provision may be changed to the extent necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held illegal, void, invalid or unenforceable in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain valid, binding and enforceable in accordance with their terms.

         (g) No Duress or Coercion. This Agreement (including the release contained in Section 5) is freely and voluntarily entered into by each Party without duress or coercion and after consultation with, or an opportunity to consult with, counsel; and each Party has carefully and completely read all of the terms and provisions of this Agreement.



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    8.   Personal Property. Mr. Stone shall have the right to remove all personal property of Mr. Stone's from his offices at the Company at any time after the Effective Date.

    9. Release by Company. In consideration of, and in reliance on, Mr. Stone entering into this Agreement and agreeing to the terms and conditions of this Agreement, Company unconditionally releases and forever discharges Mr. Stone from any and all causes of action, suits, damages, claims, demands and liability related to Mr. Stone's employment and/or service as an officer, director, employee or agent of Company occurring prior to and up to the Effective Date, including, without limitation, any and all causes of action, suits, damages, claims and demands whatsoever which Company ever had or now has against Mr. Stone, directly or indirectly, which is now existing or which may hereafter arise between them, directly or indirectly, by reason or any facts existing on or prior to the Effective Date, whether known or unknown, except for Mr. Stone's violation of this Agreement or acts which may hereafter arise between them.

    10. Indemnity. The Company shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act and federal law, (a) indemnify Mr. Stone, and his heirs, personal representatives, executors, administrators and legal representatives, to the extent he was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, member or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (collectively, "Covered Matters"); and (b) pay or reimburse the reasonable expenses incurred by Mr. Stone and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter as the same shall become due.

    11. Disparagement. The parties will not make, participate in the making of, or encourage any other person to make, any statements, written or oral, which criticize, disparage or defame the goodwill or reputation of, or which are intended to embarrass or adversely affect the morale of the other party and in the case of Company, any of its respective present, former or future directors, officers, executives, employees and/or shareholders. The parties agree not to make any negative statements, written or oral, relating to their association, the termination of their association, or any aspect of the business of the Company. Notwithstanding the foregoing, nothing in this Section 11 shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction or in a discussion with recruiters and prospective employers, including to explain Mr. Stone's separation from Company.





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         IN WITNESS WHEREOF, the parties have signed this Agreement on the date set forth in the introductory paragraph above.


         THIS IS AN AGREEMENT FOR RELEASE AND WAIVER OF CLAIMS


                                        ROCK FINANCIAL CORPORATION


                                        By:  /s/ DANIEL GILBERT
                                             -----------------------------------

                                                 Its:  President
                                                       -------------------------

                                        /s/ STEVEN STONE
                                        ----------------------------------------
                                            Steven Stone






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